COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT made as of this 14th day of February, 2008 by HYBROOK RESOURCES CORP. (to be renamed BEST ENERGY SERVICES, INC.) (“Assignor”) to PNC BANK, NATIONAL ASSOCIATION, as agent (“Assignee”).

FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignee and Lenders (as defined below), now existing or hereafter arising under any agreement among Assignor and BEST WELL SERVICE, INC. (“BWS”) and BOB BEEMAN DRILLING COMPANY (“BBD” and together with Assignor and BWS, the “Borrowers”), Lenders and Assignee, including, without limitation, that certain Revolving Credit, Term Loan and Security Agreement dated as of February 14, 2008, among Borrowers, the financial institutions named therein or which hereafter become a party thereto (“Lenders”), and Assignee as agent for Lenders (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all of its rights, but not its obligations, under that certain Stock Purchase Agreement dated as of February 14, 2008, between Assignor and Tony Bruce, a resident of Liberal, Kansas (“Seller”) and all of the agreements and documents by which assets or rights of Seller are transferred to Assignor (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”), including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to Assignor under the Agreements.

After the occurrence and during the continuance of an Event of Default under the Loan Agreement, Assignor hereby (i) specifically authorizes and directs Seller upon notice to Seller by Assignee to make all payments due under or arising under the Agreements directly to Assignee and (ii) irrevocably authorizes and empowers Assignee (a) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Seller under and pursuant to the Agreements, (b) to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and (c) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing.  It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

Seller is hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee.  Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee.

Without first obtaining the written consent of Assignee, Assignor and Seller shall not (i) amend or modify the Agreements or (ii) agree to or suffer any amendment, extension,

renewal, release, acceptance, forbearance, modification or waiver with respect to any rights arising under the Agreements.

In the event Assignor declines to exercise any rights under the Agreements, Assignee shall have the right to enforce any and all such rights of Assignor against Seller.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

HYBROOK RESOURCES CORP. (to be renamed BEST ENERGY SERVICES, INC.)

By: /s/ Larry Hargrave
Name: Larry Hargrave
Its: CEO

Seller hereby consents and agrees
to the provisions of this
Collateral Assignment as of this
____ day of February, 2008.

/s/ Tony Bruce
Tony Bruce